Exhibit T-1.7



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              --------------------

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                              --------------------


                    U.S. TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)


                                                     95-4311476
                                                    (I.R.S. employer
                                                     Identification No.)

 515 South Flower Street, Suite 2700
 Los Angeles, CA                                     90071
(Address of principal                               (Zip Code)
 executive offices)
                                   DWIGHT LIU
                       515 South Flower Street, Suite 2700
                          Los Angeles, California 90071
                                 (213) 861-5000

                (Name, address, including zip code and telephone
                          number of agent for service)

                              --------------------

                       HOLLYWOOD ENTERTAINMENT CORPORATION
               (Exact name of obligor as specified in its charter)

               OREGON                                      93-0981138
     (State or other jurisdiction                       (I.R.S. Employer
   of incorporation or organization)                   Identification No.)

                                                                   Exhibit T-1.7


                               9275 SW Peyton Lane
                            Wilsonville, Oregon 97070
                 (Address of principal chief executive offices)



                   10 5/8% Senior Subordinated Notes due 2004
                         (Title of indenture securities)

GENERAL
-------

1.   General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency
          490 L'Enfant Plaza East, S.W.
          Washington, D.C.  20219

          Federal Deposit Insurance Corporation
          550 17th Street, N.W.
          Washington, D.C.  20429

          Federal Reserve Bank (12th District)
          San Francisco, California

     (b)  Whether it is authorized to exercise corporate trust powers.

     The trustee is authorized to exercise corporate trust powers.

2.   Affiliations with the Obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

                                                                   Exhibit T-1.7


     The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company, National Association is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
of Form T-1 are not required under General Instruction B.

16.  List of Exhibits

     T-1.1 - A copy of the Articles of Association of U.S. Trust Company, National Association currently in effect; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 333-59485.

     T-1.2 - A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association, incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.3 -A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above, incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.4 - A copy of the By-Laws of U.S. Trust Company, National Association, as amended to date; incorporated by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 33-54136.

     T-1.6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939; incorporated herein by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority

     T-1.8 - Not applicable.

     T-1.9 - Not applicable.

NOTE
----

As of April 29, 1999, the Trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation.

The responses to Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 set forth the information requested as though U. S. Trust Company, National Association and U.S. Trust Corporation were the "trustee."

                                                                   Exhibit T-1.7


In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              --------------------

Pursuant to the requirements of the Trust Indenture of Act of 1939, the trustee, U.S. Trust Company, National Association, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 29th day of April 1999.

                                       U.S. TRUST COMPANY, NATIONAL ASSOCIATION
                                       Trustee


                                       By: SANDEE' PARKS
                                           -------------------------------------
                                                      Sandee' Parks
                                                   Authorized Signatory

                                                                   Exhibit T-1.7


U.S. Trust Company, N.A.                    Call Date:  12/31/98     ST-BK:   06-0784     FFIEC 033
515 South Flower Street, Suite 2700         Vendor ID:  D            Cert #:  33332       Page RC-1
Los Angeles, CA  90071                      Transit #:  12204024
                                                                                          ----------
                                                                                               9
                                                                                          ----------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet
                                                                                                                  C200   -
                                                                                               Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------
ASSETS
 1.   Cash and balances due from depository institutions (from Schedule RC-A)                       RCON
      a.   Noninterest-bearing balances and currency and coin (1)_______________   ____   _______   0081       10,239  1.a
      b.   Interest bearing balances (2)________________________________________   ____   _______   0071          199  1.b
 2.   Securities:
      a.   Held-to-maturity securities (from Schedule RC-B, column A)___________   ____   _______   1754            0  2.a
      b.   Available-for-sale securities (from Schedule RC-B, column D)_________   ____   _______   1773      167,359  2.b
 3.   Federal funds sold and securities purchased under agreements to resell____   ____   _______   1350       65,000  3.
 4.   Loans and lease financing receivables:                                       RCON
      a.   Loans and leases, net of unearned income (from Schedule RC-C)________   2122    60,536                      4.a
      b.   LESS:  Allowance for loan and lease losses___________________________   3123       979                      4.b
      c.   LESS:  Allocated transfer risk reserve_______________________________   3128         0                      4.c
      d.   Loans and leases, net of unearned income, allowance, and reserve                         RCON
           (item 4.a minus 4.b and 4.c)_________________________________________   ____   _______   2125       59,557  4.d
 5.   Trading assets____________________________________________________________   ____   _______   3545            0  5.
 6.   Premises and fixed assets (including capitalized leases)__________________   ____   _______   2145        9,041  6.
 7.   Other real estate owned (from Schedule RC-M)______________________________   ____   _______   2150            0  7.
 8.   Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M)______________________________________________________   ____   _______   2130            0  8.
 9.   Customers' liability to this bank on acceptances outstanding______________   ____   _______   2155            0  9.
10.   Intangible assets (from Schedule RC-M)____________________________________   ____   _______   2143       30,166  10.
11.   Other assets (from Schedule RC-F)_________________________________________   ____   _______   2160        6,802  11.
12.   Total assets (sum of items 1 through 11)__________________________________   ____   _______   2170      348,363  12.

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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                   Exhibit T-1.7


U.S. Trust Company, N.A.                    Call Date:  12/31/98     ST-BK:   06-0784     FFIEC 033
515 South Flower Street, Suite 2700         Vendor ID:  D            Cert #:  33332       Page RC-2
Los Angeles, CA  90071                      Transit #:  12204024
                                                                                          ----------
                                                                                              10
                                                                                          ----------

Schedule RC - Continued
                                                                                                  Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.   Deposits:
      a.   In domestic offices (sum of totals of                                                    RCON
           columns A and C from Schedule RC-E)__________________________________                    2200      291,235  13.a
                                                                                   RCON
           (1)   Noninterest-bearing (1)________________________________________   6631    84,867                      13.a.1
           (2)   Interest-bearing_______________________________________________   6636   206,368
      b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs
           (1)   Noninterest-bearing____________________________________________
           (2)   Interest-bearing_______________________________________________
14.   Federal funds purchased (2) and securities sold under agreements to                           RCON
      repurchase:                                                                                   2800            0  14
15.   a.   Demand notes issued to the U.S. Treasury_____________________________   ____   _______   2840            0  15.a
      b.   Trading liabilities__________________________________________________   ____   _______   3548            0  15.b
16.   Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
      a.   With a remaining maturity of one year or less________________________   ____   _______   2332            0  16.a
      b.   With a remaining maturity of more than one year through three
           years________________________________________________________________   ____   _______   A547            0  16.b
      c.   With a remaining maturity of more than three years___________________   ____   _______   A548            0  16.c
17.   Not applicable
18.   Bank's liability on acceptances executed and outstanding__________________   ____   _______   2920            0  18.
19.   Subordinated notes and debentures_________________________________________   ____   _______   3200            0  19.
20.   Other liabilities (from Schedule RC-G)____________________________________   ____   _______   2930        9,492  20.
21.   Total liabilities (sum of items 13 through 20)____________________________   ____   _______   2948      300,727  21.
22.   Not applicable

EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus_____________________________   ____   _______   3838        5,000  23.
24.   Common stock______________________________________________________________   ____   _______   3230        2,000  24.
25.   Surplus (exclude all surplus related to preferred stock)__________________   ____   _______   3839       25,004  25.
26.   a.   Undivided profits and capital reserves_______________________________   ____   _______   3632       14,703  26.a
      b.   Net unrealized holding gains (losses) on available-for-sale
           securities___________________________________________________________   ____   _______   8434          929  26.b
27.   Cumulative foreign currency translation adjustments_______________________
28.   a.   Total equity capital (sum of items 23 through 27)____________________   ____   _______   3210       47,636  28.
29.   Total liabilities and equity capital (sum of items 21 and 28)_____________   ____   _______   3300      348,363  29.

Memorandum
     To be reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of the statement below that
     best describes the most comprehensive level of auditing work performed for                     RCON
     the bank by independent external auditors as of any date during 1997________________________   6724          N/A  M.1

 1 = Independent audit of the bank conducted in accordance           4 = Directors' examination of the bank performed by other
     with generally accepted auditing standards by certified             external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank           authority)
 2 = Independent audit of the bank's parent holding company          5 = Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing            auditors
     standards by a certified public accounting firm which           6 = Compilation of the bank's financial statements by
     submits a report on the consolidated holding company (but           external auditors
     not on the bank separately)                                     7 = Other audit procedures (excluding tax preparation
 3 = Directors' examination of the bank conducted in accordance          work)
     with generally accepted auditing standards by a certified       8 = No external audit work
     public accounting firm (may be required by state chartering authority)

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited life preferred stock and related surplus.